EX-99.B-77Q1(a)

SUB-ITEM 77Q1(a): Material amendments to the registrant’s charter or by-laws.

IVY FUNDS

Supplement dated October 30, 2015 to the

Ivy Funds Prospectus

dated July 31, 2015

Effective October 30, 2015, LaSalle Investment Management Securities, LLC is the sole investment subadviser to Ivy Global Real Estate Fund and Ivy Global Risk-Managed Real Estate Fund. All references to LaSalle Investment Management Securities, B.V., as well as all references to LaSalle BV or LaSalle B.V., are removed from this Prospectus. In addition, all references to LaSalle US and LaSalle Securities are changed to LaSalle.

The following replaces the “Ivy Global Growth Fund” bullet point of the “The Management of the Funds — Management Fee” section on page 216:

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Ivy Global Growth Fund: 0.85% of net assets up to $1 billion; 0.83% of net assets over $1 billion and up to $2 billion; 0.80% of net assets over $2 billion and up to $3 billion; 0.70% of net assets over $3 billion and up to $5 billion; 0.695% of net assets over $5 billion and up to $10 billion; and 0.69% of net assets over $10 billion.

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IVY FUNDS

Supplement dated October 30, 2015 to the

Ivy Funds Statement of Additional Information

dated July 31, 2015

Effective October 30, 2015, LaSalle Investment Management Securities, LLC is the sole investment subadviser to Ivy Global Real Estate Fund and Ivy Global Risk-Managed Real Estate Fund. All references to LaSalle Investment Management Securities, B.V., as well as all references to LaSalle BV or LaSalle B.V., are removed from this Statement of Additional Information. In addition, all references to LaSalle US and LaSalle Securities are changed to LaSalle.

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IVY FUNDS

Supplement dated January 29, 2016 to the

Ivy Funds Prospectus

dated July 31, 2015

and as supplemented October 30, 2015

Effective February 1, 2016, the Prospectus is amended to reflect that the name of Ivy Global Real Estate Fund has changed to Ivy LaSalle Global Real Estate Fund, and the name of Ivy Global Risk-Managed Real Estate Fund has changed to Ivy LaSalle Global Risk-Managed Real Estate Fund.

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IVY FUNDS

Supplement dated January 29, 2016 to the

Ivy Funds Statement of Additional Information

dated July 31, 2015

and as supplemented October 30, 2015

Effective February 1, 2016, the Statement of Additional Information is amended to reflect that the name of Ivy Global Real Estate Fund has changed to Ivy LaSalle Global Real Estate Fund, and the name of Ivy Global Risk-Managed Real Estate Fund has changed to Ivy LaSalle Global Risk-Managed Real Estate Fund.

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IVY FUNDS

Supplement dated March 30, 2016 to the

Ivy Funds Prospectus

dated July 31, 2015

and as supplemented October 30, 2015, January 29, 2016 and March 2, 2016

The following replaces the “Portfolio Manager” section for Ivy Cundill Global Value Fund on page 83:

Portfolio Managers

Andrew Massie, Senior Vice President, Investments, and Portfolio Manager for Mackenzie, has managed the Fund since December 2007, and Jonathan D. Norwood, Vice President, Investments, and Portfolio Manager for Mackenzie, and Richard Y.C. Wong, Vice President, Investments, and Portfolio Manager for Mackenzie, have managed the Fund since March 2016. Effective August 31, 2016, Mr. Massie will no longer serve as a portfolio manager of the Fund.

The following replaces the “The Management of the Funds — Portfolio Management” section for Ivy Cundill Global Value Fund on page 219:

Ivy Cundill Global Value Fund: Andrew Massie, Jonathan D. Norwood and Richard Y.C. Wong are primarily responsible for the day-to-day portfolio management of Ivy Cundill Global Value Fund.

Mr. Massie has held his Fund responsibilities since December 2007. He currently is Senior Vice President, Investments, and Portfolio Manager with Mackenzie’s Cundill investment team. Mr. Massie was with the predecessor of the Cundill investment team, Cundill Investment Research Ltd., since 1998, and prior to that, Peter Cundill & Associates Ltd., Vancouver, since 1984, serving in a variety of capacities, most recently as a portfolio manager. Mr. Massie’s educational experience includes first year studies in the Business Program at Langara College, the Canadian Securities Course, Third Year Certified General Accountant (CGA) Program, and the Canadian Investment Manager Program (CIM). Effective August 31, 2016, Mr. Massie will no longer serve as a portfolio manager of the Fund.

Mr. Norwood has held his Fund responsibilities since March 2016. He currently is Vice President, Investments, and Portfolio Manager with Mackenzie’s Cundill investment team. Mr. Norwood joined Mackenzie in 2016. Prior to joining Mackenzie, he was a Vice President and Portfolio Manager at Assumption Life / Louisbourg Investments from 2009 until 2016. Mr. Norwood has a Bachelor of Commerce (Finance / Economics) from Saint Mary’s University, as well as an MBA from Dalhousie University. He is a CFA charterholder.

Mr. Wong has held his Fund responsibilities since March 2016. He currently is Vice President, Investments, and Portfolio Manager with Mackenzie’s Cundill investment team. Mr. Wong joined Mackenzie in 2016. Prior to joining Mackenzie, he was a global portfolio manager at Lincluden Investment Management from 1997 until 2015. Mr. Wong has a Bachelor of Commerce (Finance) with honors from the University of British Columbia. He is a CFA charterholder.